Exhibit a.12
                             Articles Supplementary

                             AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY


       AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, in a unanimous written consent dated September 7, 2000 and at its June 15, 2000 meeting, adopted resolutions increasing the total number of shares of stock which the Corporation shall have authority to issue to fifteen billion (15,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fifteen million dollars ($15,000,000.00);

       SECOND: The Board of Directors, in a unanimous written consent dated September 7, 2000 and at its meeting held on June 15, 2000, by resolutions, did designate and classify two hundred million (200,000,000) shares of capital stock of the Corporation into the following new series:


     Name of Series                    Name of Class of Series   Number of Shares Allocated
     --------------                    -----------------------   --------------------------

Aetna Index Plus Protection Fund               Class A                   100,000,000
                                               Class B                   100,000,000


       THIRD: The shares of Aetna Index Plus Protection Fund (the "Series") and of each Class of such Series, including, but not limited to the shares of such Series designated and classified in paragraph Second of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in paragraphs SEVENTH and EIGHTH of, and elsewhere in, and shall be subject to all provisions of, the Articles of Amendment and Restatement of the Corporation. In addition, the proceeds of the redemption of Class B shares of the Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

       FOURTH: In addition to the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights and terms and conditions of redemption of the shares of the Series set forth or described in Article THIRD of these Articles Supplementary, the shares of the Series, and of each Class thereof, shall have the preferences, rights and terms and conditions of redemption set forth in this Article FOURTH. On the Guarantee Maturity Date of the Series, which shall be November 30, 2005, the Series shall have the obligation, subject to the conditions and limitations set forth in this Article FOURTH, to pay each shareholder of the Series who, on the Guarantee Maturity Date, redeems shares of the Series held by such shareholder on the Guarantee Maturity Date, in redemption of such shares of the Series, the greater of (i) the net asset value per share of such shares of the Series as of the Guarantee Maturity Date or (ii) the Guarantee Per Share, the calculation of which is described in the Corporation's Registration Statement (as referred to below), multiplied by the number of shares of the Series to be redeemed on the Guarantee Maturity Date. Shares redeemed prior to, or subsequent to, the Guarantee Maturity Date will receive the per share net asset value as of the date of redemption but shall not be entitled to the Guarantee Per Share. The obligation of the Series described in the second preceding sentence shall be payable solely from the assets of the Series, which include an insurance policy purchased and maintained by the Corporation on behalf of the Series and issued by MBIA Insurance Corporation ("MBIA"). The aforesaid insurance policy provides, among other things, that if on the

Guarantee Maturity Date the per share net asset value is less than the Guarantee Per Share, MBIA will make payments to the Series under the insurance policy in an amount equal to the difference between the net asset value per share and the Guarantee Per Share with respect to any shares of the Series redeemed on the Guarantee Maturity Date in accordance with the aforesaid obligation. Nothing herein shall entitle any shareholder of the Series or MBIA to any assets of the Corporation other than those of the Series, or impose any liability on the Corporation or its directors by reason of any breach or default by MBIA under the aforesaid insurance policy. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement on Form N-1A (File No. 33-41694) as filed with the United States Securities and Exchange Commission with respect to the Series (the "Registration Statement").

       FIFTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

       SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue fourteen billion, eight hundred million (14,800,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fourteen million, eight hundred thousand dollars ($14,800,000), of which the Board of Directors had designated and classified thirteen billion, eight hundred million (13,800,000,000) shares as follows:


     Name of Series                    Name of Class of Series   Number of Shares Allocated
     --------------                    -----------------------   --------------------------

AETNA MONEY MARKET FUND                        Class I                  1,000,000,000
                                               Class A                  1,000,000,000
                                               Class B                  1,000,000,000
                                               Class C                  1,000,000,000

AETNA BOND FUND                                Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA BALANCED FUND                            Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA GROWTH AND INCOME FUND                   Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000


AETNA INTERNATIONAL FUND                       Class I                    200,000,000
                                               Class A                    200,000,000
                                               Class B                    200,000,000
                                               Class C                    200,000,000

AETNA GOVERNMENT FUND                          Class I                    100,000,000
                                               Class A                    100,000,000




                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA SMALL COMPANY FUND                       Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA GROWTH FUND                              Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA ASCENT FUND
                                               Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA CROSSROADS FUND                          Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA LEGACY FUND                                                         100,000,000
                                               Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C

AETNA INDEX PLUS LARGE CAP FUND                Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA INDEX PLUS BOND FUND                     Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA INDEX PLUS MID CAP FUND                  Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA MID CAP FUND                             Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000




AETNA INDEX PLUS SMALL CAP FUND                Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA HIGH YIELD FUND                          Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA REAL ESTATE SECURITIES FUND              Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA VALUE OPPORTUNITY FUND                   Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA TECHNOLOGY FUND                          Class I                    100,000,000
                                               Class A                    100,000,000
                                               Class B                    100,000,000
                                               Class C                    100,000,000

AETNA PRINCIPAL PROTECTION FUND I              Class A                    100,000,000
                                               Class B                    100,000,000

AETNA PRINCIPAL PROTECTION FUND II             Class A                    100,000,000
                                               Class B                    100,000,000

AETNA PRINCIPAL PROTECTION FUND III            Class A                    100,000,000
                                               Class B                    100,000,000

AETNA PRINCIPAL PROTECTION FUND IV             Class A                    100,000,000
                                               Class B                    100,000,000

BROKERAGE CASH RESERVES                                                 1,000,000,000


       SEVENTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue fifteen billion (15,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fifteen million dollars ($15,000,000) of which the Board of Directors has designated and classified fourteen billion (14,000,000,000) shares as set forth in paragraphs SECOND and SIXTH of these Articles Supplementary and of which one billion (1,000,000,000) shares remain unclassified.

IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                      AETNA SERIES FUND, INC.


 /s/ Daniel E. Burton                         /s/ J. Scott Fox
-----------------------------------          -----------------------------------
Daniel E. Burton                             J. Scott Fox
Assistant Secretary                          President

Date:      9/8/00
           -----------------

CORPORATE SEAL